NETCURRENTS, INC.


Filing Type:        8-K
Description:        Current Report
Filing Date:        December 29, 1999
Period End:         December 16, 1999


Primary Exchange:   NASDAQ - Small Cap Market
Ticker:             IATR*


Table of Contents
-----------------
8-K

Item 5      2
Item 7      2

EX-99.1


* NetCurrents, Inc. has reserved the new ticker symbol "NTCS"; the NASDAQ - Small Cap Market has informed NetCurrents, Inc. that this ticker symbol change will become effective January 4, 2000.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 16, 1999


                                NETCURRENTS, INC.
               (Exact Name of Registrant as Specified in Charter)


             Delaware                0-18410               95-4233050
  (State or Other Jurisdiction     (Commission            (IRS Employer
       of Incorporation)           File Number)          Identification No.)


                       9720 Wilshire Boulevard, Suite 700
                              Los Angeles, CA 90212
                    (Address of Principal Executive Offices)

                                 (310) 860-0200
                         (Registrant's Telephone Number)

                            IAT Resources Corporation
                     5757 Wilshire Boulevard, Penthouse One
                             Los Angeles, CA 90036
   (Former Name or Former Address of Registrant if Changed Since Last Report)

Item 5.    OTHER EVENTS.

     On December 16, 1999, shareholders of NetCurrents, Inc., a Delaware corporation (the "Company") (formerly known as IAT Resources Corporation), (i) approved the issuance of shares (the "Share Issuance") of the Company's common stock, par value $.001 per share, pursuant to the merger of Infolocity, Inc. ("Infolocity"), a California corporation, with and into the Company, and (ii) approved an amendment (the "Name Change Amendment") to the Company's Restated Certificate of Incorporation to change the name of the Company from IAT Resources Corporation to NetCurrents, Inc. On December 23, 1999, the Company filed the Name Change Amendment with the Secretary of State of the State of Delaware.

     The press release announcing the approval by the stockholders of the Company of the Share Issuance and the Name Change Amendment is filed herewith as
Exhibit 99.1 and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

     (c) Exhibits.

          99.1 Press Release.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 29, 1999                       NETCURRENTS, INC.

                                        By:  /S/ IRWIN MEYER
                                             ----------------------------------
                                             Irwin Meyer
                                             Chief Executive Officer

                                  EXHIBIT INDEX
EXHIBITS

99.1        News Release dated December 16, 1999